Exhibit 99.1

FOR IMMEDIATE RELEASE:	Contact: Jim Fox, General Counsel (336) 719-4611
PIKE ELECTRIC APPOINTS TWO NEW MEMBERS
TO ITS BOARD OF DIRECTORS
Mt. Airy, NC — August 3, 2007 — Pike Electric Corporation (NYSE: PEC), one of the nation’s largest providers of outsourced electric distribution and transmission services, today announced that Daniel J. Sullivan and Adam P. Godfrey have been appointed to Pike Electric’s board of directors, effective August 1, 2007.
“Both Dan and Adam will be strong additions to our Board due to their impressive backgrounds and broad experiences,” said J. Eric Pike, chief executive office, Pike Electric. “Dan’s leadership qualifications and business expertise, based on his more than 15 years in executive leadership roles in a comparable industry, make him an extremely valuable addition. We are also very pleased to have Adam rejoin our board.”
Mr. Sullivan was the President and Chief Executive Officer of FedEx Ground Package Systems, Inc., a wholly owned subsidiary of FedEx Corporation, from 1998 until his retirement in 2006. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System, Inc. In 1995, he was the Chairman, President and Chief Executive Officer of Roadway Services, Inc. Mr. Sullivan is a graduate of Amherst College. He also is a director of Computer Task Group, Inc., GDS Express, Inc., Gevity, Inc. and a federal commissioner on the Flight 93 National Memorial Federal Advisory Committee.
Mr. Godfrey has been a Partner with Lindsay Goldberg & Bessemer since 2002. Previously, he was a Partner with Bessemer Holdings, which he joined in 1992. He holds an A.B. from Brown University and an M.B.A. from the Amos Tuck School at Dartmouth College. He currently serves as a Director of Pride Manufacturing Company, LLC, FAPS Holdings, Inc., Intermex Holdings, Inc. and Bell Nursery Holdings LLC. He also serves as a member of the board of Schneider National, Inc. and as a member of the MBA Advisory Board at the Tuck School of Business at Dartmouth.
With the appointments of Sullivan and Godfrey, Pike Electric’s board of directors now has seven members, including four independent directors.
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Pike Electric Corporation
About Pike Electric
Pike Electric is one of the largest providers of outsourced electric distribution and transmission services in the United States. Its core activities consist of the maintenance, upgrade and extension of electric distribution and sub-500 kilovolt transmission powerlines for more than 150 electric utilities, cooperatives and municipalities. Pike Electric services a contiguous 19-state region that stretches from Pennsylvania in the north to Florida in the southeast and Texas in the southwest and is a recognized leader in storm restoration services. The Company’s common stock is traded on the New York Stock Exchange under the symbol PEC. For further information regarding Pike Electric, visit the Company’s website at www.pike.com.
Safe Harbor
This press release contains forward-looking statements that relate to Pike Electric’s plans, objectives and estimates. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms “should,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend” and “project” and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and factors, please refer to the Risk Factor section of Pike Electric’s Annual Report on Form 10-K for the fiscal year ending June 30, 2006 and in its other filings with the Securities and Exchange Commission. Pike Electric makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.